UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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MAN SANG HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 1, 2008
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 1, 2008
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE(1)
GRANTS OF PLAN-BASED AWARDS(1)
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)
OPTION EXERCISES AND STOCK VESTED
DIRECTOR COMPENSATION FOR FISCAL YEAR 2008(1)
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008

MAN SANG HOLDINGS, INC.
Suite 2208, 22/F Sun Life Tower,
The Gateway, 15 Canton Road,
Tsimshatsui, Kowloon, Hong Kong

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2008

To the Stockholders of Man Sang Holdings, Inc.:

An Annual Meeting of Stockholders of Man Sang Holdings, Inc. (the “Company”) will be held at Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong, at 11:00 a.m., on Friday, August 1, 2008 for the following purposes :

1. To elect five Directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2. To ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2008.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on June 27, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

By Order of the Board of Directors

/s/  Phyllis Chan

Phyllis Chan
Secretary

Hong Kong
July 9, 2008

MAN SANG HOLDINGS, INC.
Suite 2208, 22/F Sun Life Tower,
The Gateway, 15 Canton Road,
Tsimshatsui, Kowloon, Hong Kong

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2008

Purpose

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Man Sang Holdings, Inc., a Nevada corporation (the “Company”), to be voted at the 2008 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Annual Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. The Annual Meeting is scheduled to be held at Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong, on Friday, August 1, 2008 at 11:00 a.m. local time. The accompanying enclosed notice of the Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about July 9, 2008.

Quorum and Voting Procedures

The presence at the Annual Meeting, in person or by proxy, of the holders representing a majority of voting powers of the outstanding shares of the Common Stock and Series A Preferred Stock (as defined below) entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum. Shares of Common Stock and Series A Preferred Stock represented by a properly dated, signed and returned proxy card will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy card is marked as casting a vote or abstaining.

Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum is present at the Annual Meeting, the five nominees for election to the Board of Directors who receive a plurality of votes cast for the election of directors present in person or represented by proxy shall be elected directors. The appointment of Grant Thornton as the Company’s independent registered public accounting firm will be ratified if a majority of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 2 hereof. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of Grant Thornton. Abstentions and broker non-votes will not affect the outcome of the voting because they will not represent votes cast.

The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in accompanying proxy card intend to vote such proxies in accordance with their best judgment.

Proxies and Revocation of Proxies

Our Board of Directors is soliciting proxies on its behalf to be voted at the Annual Meeting. All of the expenses in connection with soliciting proxies from stockholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this Proxy Statement to the beneficial owners of the Company’s common stock, $0.001(a)( par value (the “Common Stock”), will be borne by the Company.

(     (a) Unless otherwise indicated as Hong Kong dollars or HK$, all financial information contained herein is presented in United States dollars. The translation of Hong Kong dollar amounts into United States dollars are for convenience only and have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2008. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company, and not properly revoked, prior to or at the Annual Meeting prior to the closing of the polls, it will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted FOR the election of the nominees of the Board of Directors named herein to the Board of Directors, FOR the ratification of the appointment of the designated independent registered public accounting firm, and at the discretion of the persons named in the proxy card on any other business that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it anytime before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or delivering another duly executed proxy bearing a later date than the date of the original proxy; or (ii) attending the Annual Meeting and voting in person. If you hold Shares through a bank or broker, you must contact that bank or broker in order to revoke any prior voting instructions.

Voting Securities

The Board of Directors has fixed June 27, 2008 as the record date (the “Record Date”) for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 6,382,582 shares of the Common Stock. The holders of the Common Stock will be entitled to one vote per share of the Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, there were 100,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) outstanding and entitled to vote as of the Record Date. The holders of Series A Preferred Stock, as a class, are entitled to an aggregate of 3,191,225 votes at the Annual Meeting, in all matters voted on by the stockholders of the Company.

Securities Ownership of Certain Beneficial Owners and Management

Common Stock

The information furnished in the following table indicates beneficial ownership of shares of the Company’s Common Stock, as of June 27, 2008, by (i) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director, nominee for director and each executive officer of the Company, individually, and (iii) all executive officers and directors of the Company as a group. Except where information was otherwise known by us, we have relied solely upon filings of Schedules 13D and 13G to determine the number of shares of our Common Stock owned by each person known to us to be the beneficial owner of more than 5% of our Common Stock as of such date.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(1)(2)	Percent of Class

Cafoong Limited(3)(4)	3,437,501	53.86%
Mr. Cheng Chung Hing, Ricky(3)(4)	3,437,501	53.86%
Mr. Cheng Tai Po(3)(4)	3,437,501	53.86%
Mr. Lai Chau Ming, Matthew(4)	- 0 -	*
Mr. Wong Gee Hang, Henry(4)	- 0 -	*
Mr. Tsui King Chung, Francis(4)	- 0 -	*
Mr. Pak Wai Keung, Martin(4)	- 0 -	*
All executive officers and directors as a group (6 persons)	3,437,501	53.86%

*	Less than 1%

(1)	Represents shares of the Company’s Common Stock held and options held by such individuals that were exercisable as of the Record Date or within 60 days thereafter. This does not include securities that may be acquired under options or other rights more than 60 days after the Record Date. This disclosure is made pursuant to certain rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”) and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable.

(2)	The calculation of the number of shares and percentages for each applicable stockholder properly includes securities that may be acquired within 60 days of the Record Date. None of the shares of the applicable stockholders are pledged as security.

(3)	Cafoong Limited owns directly 1,697,344 shares of Common Stock of the Company. Cafoong Limited also owns indirectly 1,740,157 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company. Because Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited.

(4)	Address is Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Series A Preferred Stock

The following table is furnished as of June 27, 2008, to indicate beneficial ownership of the Company’s Series A Preferred Stock by (i) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Series A Preferred Stock, (ii) each director, nominee for director and each executive officer of the Company, individually, and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(1)	Percent of Class

Cafoong Limited(1)(2)	100,000	100%
Mr. Cheng Chung Hing, Ricky(1)(2)	100,000	100%
Mr. Cheng Tai Po(1)(2)	100,000	100%
Mr. Lai Chau Ming, Matthew(2)	- 0 -	*
Mr. Wong Gee Hang, Henry(2)	- 0 -	*
Mr. Tsui King Chung, Francis(2)	- 0 -	*
Mr. Pak Wai Ming, Martin(2)	- 0 -	*
All executive officers and directors as a group (6 persons)	100,000	100%

(1)	Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the shares of Series A Preferred Stock of the Company owned by Cafoong Limited.

(2)	Address is Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Changes in Control

No change of control of the Company has occurred since the beginning of the last fiscal year and to the knowledge of management, there are no present arrangements or pledges of securities of the Company that may result in a change in control of the Company.

Adverse Legal Proceedings

To the knowledge of management, there are no material legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities, or any associate thereof, which is adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected to serve until the next annual meeting of stockholders or until their successors are elected and shall have been qualified or until his earlier resignation, removal or death. The Board of Directors has nominated Mr. Cheng Chung Hing, Ricky; Mr. Cheng Tai Po; Mr. Lai Chau Ming, Matthew; Mr. Wong Gee Hang, Henry; and Mr. Tsui King Chung, Francis to serve as directors (the “Nominees”). Directors shall be elected by stockholders holding a plurality of the votes represented by the shares of Common Stock and Series A Preferred Stock present at the Annual Meeting. In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to present such lesser number of directors in accordance with the Company’s Amended and Restated Bylaws. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. However, if any Nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, unless the Board of Directors decides to reduce the number of Directors. Any vacancy occurring between stockholders’ meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual stockholders’ meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Nominees

The following table sets forth, as of June 27, 2008, the name, age, and position(s) held with the Company, of each director of the Company and the period or periods during which he has served in his respective position(s). The information with respect to each Nominee is set forth in the description of business experience of such persons below.

Name	Age	Position(s) Held	Period of Service

Mr. Cheng Chung Hing, Ricky	47	President and Chairman of the Board	1/96 - present
		Chief Executive Officer	1/98 - present
		Chief Financial Officer	2/99 - 8/99 and 8/00 - 8/03
Mr. Cheng Tai Po	56	Vice Chairman of the Board	1/96 - present
Mr. Lai Chau Ming, Matthew	55	Director	11/96 - present
Mr. Wong Gee Hang, Henry	73	Director	4/05 - present
Mr. Tsui King Chung, Francis	46	Director	1/06 - present

Information regarding Executive Officers

The following table sets forth, as of June 27, 2008, the name, age, and position(s) held with the Company, of all persons chosen to become executive officers of the Company and the period or periods during which he has served in his respective position(s). The information with respect to each executive officer is set forth in the description of business experience of such persons below.

Name	Age	Position Held	Period of Service

Mr. Cheng Chung Hing, Ricky	47	President and Chairman of the Board	1/96 - present
		Chief Executive Officer	1/98 - present
Mr. Cheng Tai Po	56	Vice Chairman of the Board	1/96 - present
Mr. Pak Wai Keung, Martin	44	Chief Financial Officer	8/06 - present

Business Experience of Directors and Executive Officers

Mr. CHENG Chung Hing, Ricky, co-founder of the Company with its subsidiaries (the “Group”), has served as Chairman of the Board of Directors and President of the Company since January 8, 1996, and of Man Sang International (B.V.I.) Limited (“Man Sang BVI”) since December 1995. He was appointed Chief Executive Officer of the Company on January 2, 1998. He served as Chief Financial Officer from February to August 1999 and from August 2000 to August 2003. Mr. Cheng was appointed Chairman and a Director of Man Sang International Limited (“MSIL”), an indirect subsidiary listed on The Stock Exchange of Hong Kong Limited, in August 1997. Prior to the reorganization of the Group in late 1995, which culminated in the Company’s issuance of Common Stock and Series A Preferred Stock in exchange for all the outstanding securities of Man Sang BVI in January 1996 (the “Group Reorganization”), he had served as chairman and president of various companies within the Group. Mr. Cheng also serves as an executive director of a private Hong Kong company with integrated logistics operations in China. Mr. Cheng has over 20 years’ experience in the pearl business and is responsible for overall planning, strategic formulation and business development of the Company.

Mr. CHENG Tai Po, co-founder of the Group, has served as Vice Chairman of the Company since January 1996 and of Man Sang BVI since December 1995. He was appointed Deputy Chairman and a Director of MSIL in August 1997. Prior to the Group Reorganization, he served as vice-chairman of various companies within the Group. Mr. Cheng has over 20 years’ experience in the pearl business and is responsible for purchasing and processing of pearls as well as overall planning, strategic formulation and business development of the Company.

Mr. LAI Chau Ming, Matthew, has served as a Director of the Company since November 1996. Mr. Lai has been Sales Director of DBS Vickers (Hong Kong) Limited since July 1996. Prior to his joining DBS Vickers, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, an investment company in Hong Kong. Mr. Lai has 30 years’ experience in investment. He is experienced in the areas of financial management and planning.

Mr. WONG Gee Hang, Henry, has served as a Director of the Company since April 2005. Mr. Wong has over 30 years of experience in accounting, property investment and development and general management. Mr. Wong is the Managing Director of Marspeed Limited, a consultancy firm of property development, investment and management. Mr. Wong had been a member of senior management in a Hong Kong property developer for more than 15 years. He is a full member of The Hong Kong Management Association and holds a Doctoral degree in Business Administration from Pacific Western University.

Mr. TSUI King Chung, Francis, has served as a Director of the Company since January 2006. Mr. Tsui has over 10 years of experience in financial services and business development consultancy both in the United States and in Hong Kong. Mr. Tsui is the Managing Director of eBiz Incubation & Investment Co. Ltd., a private investment company. He holds a PhD degree in History from and a Master of Business Administration degree from the University of Hawaii.

Mr. PAK Wai Keung, Martin, has served as Chief Financial Officer since August 2006, having previously worked for several international accounting firms and a bank in Hong Kong. He is responsible for the financial and accounting management and corporate governance affairs of the Company. Mr. Pak is a fellow member of Hong Kong Institute of Certified Public Accountants. He has over 18 years of experience in accounting, finance and management.

Family Relationships

Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po are brothers. Other than the foregoing, there are no family relationships among the above name directors and executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and holders of more than 10% of the Company’s common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. The SEC requires officers, directors and greater than 10% beneficial owners to furnish the Company with copies of all Forms 3, 4 and 5 they file. We believe that for fiscal year 2008, all reports required under

Section 16(a) were timely filed. This is based on our review of copies of Forms 3, 4 and 5 that have been received and of written representations from certain persons that were not required to file a Form 5.

Committees and Attendance of the Board of Directors

Audit Committee

The Audit Committee is a separately-designated standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act. The Audit Committee oversees matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing and overseeing the independent auditors, as well as reviewing their independence and evaluating their fees, reviewing financial information that is provided to our stockholders and others, reviewing with management our system of internal controls and financial reporting process and monitoring our compliance program and system. The Audit Committee also makes recommendations on improvements and conducts other duties as the Board of Directors may delegate.

The Audit Committee operates under a written charter, which sets forth the functions and responsibilities of the committee. A copy of the Company’s Audit Committee Charter is posted on the Company’s website at www.man-sang.com.

The Audit Committee held six meetings during the fiscal year ended March 31, 2008. Mr. Wong Gee Hang, Henry serves as Chairman, and Mr. Lai Chau Ming, Matthew and Mr. Tsui King Chung, Francis are committee members. Mr. Wong has served as a Director of the Company since April 2005. Mr. Wong has over 30 years of experience in accounting, property investment and development and general management. Mr. Wong is the Managing Director of Marspeed Limited, a consultancy firm of property development, investment and management. Mr. Wong had been a member of senior management in a Hong Kong property developer for more than 15 years. He is a full member of The Hong Kong Management Association and holds a Doctoral Degree in Business Administration. All the committee members are independent as defined in the applicable standards of the American Stock Exchange (“AMEX”).

The Board of Directors has, in its reasonable judgment, (1) determined that all members of the Audit Committee are financially literate, (2) determined that Mr. Wong Gee Hang, Henry, the Chairman of the Audit Committee, is qualified as an “audit committee financial expert”, within the meaning of SEC regulations, that he has accounting and related financial management expertise within the meaning of the listing standards of the AMEX and Rule 10A-3 under the Exchange Act, and (3) determined that Mr. Lai, Mr. Wong and Mr. Tsui of the Audit Committee satisfy the definition of “independent” as established in the AMEX corporate governance listing standards.

Report of the Audit Committee

With respect to fiscal year 2008, the Audit Committee has:

•	reviewed and discussed with the Company’s independent registered public accounting firm and with management the audited financial statements for the year ended March 31, 2008;

•	discussed with the Company’s independent registered public accounting firm the matters outlined in the Statement on Auditing Standards No. 61 (Codification of Auditing Standards AU §380), as may be modified or supplemented;

•	received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees);

•	discussed with the Company’s independent registered public accounting firm the independence of the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that audited financial statements for the year ended March 31, 2008 be included in the Company’s annual report on Form 10-K for the year ended March 31, 2008.

The Audit Committee also reviewed the Company’s unaudited financial statements and reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 2007 before presentation to the Board of Directors for approval and release.

Audit Committee

Mr. Wong Gee Hang, Henry, Chairman
Mr. Lai Chau Ming, Matthew
Mr. Tsui King Chung, Francis

Compensation Committee

The Company’s Compensation Committee consists of Mr. Lai Chau Ming, Matthew as Chairman, and Mr. Wong Gee Hang, Henry and Mr. Tsui King Chung, Francis as committee members.

The Compensation Committee deliberates and stipulates the compensation policy for the Company and administers the 1996 Stock Option Plan. Each year the Compensation Committee directs the Company, through an internal committee consisting of the Chief Financial Officer, the executive directors and Manager of Human Resources and Administration, to prepare a compensation philosophy and strategy statement for the compensation of the executives and a proposed executive compensation framework for the year. When establishing the proposed compensation framework, in keeping with the Company’s goal of attracting, motivating, and retaining executives who will contribute to the Company’s long-term success and an increase in the value of our shares, the internal committee undertakes the review of comparative compensation offered by peer companies that may compete with the Company for executive talent. The peer group used by the Company for compensation comparison and analysis purposes includes companies with workforce size, revenues, assets, and market value within a certain range above and below the Company’s levels. The internal committee periodically reviews the comparative compensation offered by the peer group and makes changes as appropriate to reflect changes in the market and the Company’s industry. The peer group is not necessarily limited to a particular industry as the Company believes it competes for executive talent across a wider group of entities. In addition, the peer group may not be the same as the peer group used by the Company for purposes of the Performance Index Graph furnished in the Company’s annual report on Form 10-K.

During the year ended March 31, 2008, the Compensation Committee met twice and discussed and reviewed the personnel system and compensation package to the directors and officers of the Company.

The Board of Directors has determined that each member of the Compensation Committee satisfies the definition of “independent” as established in the AMEX corporate governance listing standards.

The Compensation Committee does not have a Compensation Committee Charter.

Nominating Committee

The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the independent directors (as defined in the applicable standards of AMEX) of the Board of Directors (the “Board”). It is the Board’s view that it is appropriate not to have a separately designated nominating committee because given the size of the Company and the Board the costs of having such a committee outweigh the benefits of doing so. The current independent directors — namely, Mr. Lai Chau Ming, Matthew, Mr. Tsui King Chung, Francis and Mr. Wong Gee Hang, Henry, nominated the Nominees set forth in this Proxy Statement.

A current copy of the Company’s Nomination Charter is posted on the Company’s website at www.man-sang.com. The independent directors will consider recommendations from stockholders holding more than five percent (5%) of the Company’s outstanding stock for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of the Secretary of the Company not less than 120 days nor more than 180 days before the first anniversary of the date of this Proxy Statement.

Attendance of the Board of Directors

During the year ended March 31, 2008, the Board of Directors held five meetings and adopted two unanimous written consents of action. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he or she served. The average director attendance was approximately 92%.

Five directors of the Company attended the 2008 annual meeting of the Company held at Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Controlled Company

A majority of the Company’s Common Stock is held by Cafoong Limited, a company owned 60% by Mr. Cheng Chung Hing, Ricky, our President and Chairman of the Board of Directors, and 40% by Mr. Cheng Tai Po, Vice Chairman of the Board of Directors. As a result, the Company is a “controlled company” for purposes of Section 801 of the AMEX Company Guide. As a “controlled company”, the Company is exempt from certain governance requirements, including the requirement that a majority of the Board of Directors be independent and the requirement that it have a nominating/corporate governance committee. The Company does not have a nominating committee. Notwithstanding the fact that as a “controlled company” the Company is not required to have a board of directors comprising a majority of “independent” directors, the Board of Directors has determined current members Mr. Lai Chau Ming, Matthew, Mr. Wong Gee Hang, Henry and Mr. Tsui King Chung, Francis, who together constitute a majority of the Board of Directors, are “independent” within the definition established in the AMEX corporate governance listing standards.

Stockholder Communications to the Board of Directors

Stockholders may contact an individual director, the Board of Directors as a group, or a specified Board committee or group, including the non-employee directors as a group, by addressing communications to Man Sang Holdings, Inc., Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Each communication should also indicate whether the sender is a Man Sang shareholder. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a stockholder communication that it determines to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company.

Code of Ethics

On June 15, 2005, the Board of Directors adopted a written code of ethics for directors, officers and employees. The code of ethics is available for review on the Company’s web site at www.man-sang.com and a free copy will be made available upon request from the stockholders of the Company by sending the request to: Man Sang Holdings, Inc., Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The following report of the Compensation Committee of the Board of Directors shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates by reference into such filing.

The Compensation Committee of the board of directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 for filing with the SEC.

Compensation Committee

Mr. Lai Chau Ming, Matthew, as Chairman of the Compensation Committee
Mr. Wong Gee Hang, Henry
Mr. Tsui King Chung, Francis

Executive Compensation Overview

The Compensation Committee of the Company is comprised of three independent directors: Mr. Lai Chau Ming, Matthew, as Chairman, Mr. Wong Gee Hang, Henry, and Mr. Tsui King Chung, Francis. The Compensation Committee meets at least once a year, and more often if needed. Each meeting includes an executive session, with no member of management present.

None of our executive officers currently serves on the Compensation Committee. None of our executive officers is, or was during fiscal year 2008, serving as a director of or member of the compensation committee of another entity, one of whose executive officers serves, or served, as a director of or on our Compensation Committee.

While for convenience of reference this Proxy Statement has used “the Company” when referring to the overall business of the Group, Man Sang Holdings, Inc. itself is a holding company and has no operations or employees. Each employee director of the Company has entered into a Service Agreement with MSIL. Other executive officers are employed by a subsidiary of MSIL.

At the 2007 Annual General Meeting of MSIL held in August 2007, the stockholders of MSIL passed a resolution to authorize its Board of Directors to fix remuneration of all directors (which for MSIL would include all its executives) for the year. The MSIL Board determined that the compensation packages of its directors were generally competitive. Hence, the compensation packages remained unchanged for fiscal year 2008.

As at June 27, 2008, the Company, through its subsidiary, Man Sang BVI, holds 494,406,000 shares, or 40.37% of the issued capital, of MSIL. Since the overall compensation of the executive officers of the Company is determined by the Board of Directors of MSIL, the Company’s Compensation Committee takes up a monitoring function. The Compensation Committee reviews the decisions of the MSIL Board in relation to this issue. Should the Compensation Committee disagree with the decisions of the MSIL Board, the Compensation Committee may advise the Company’s Board of Directors to vote in any general meeting of MSIL against authorizing the MSIL Board to fix compensation for MSIL’s directors and executives.

For fiscal year 2008, all executive officers received their salaries from MSIL and each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus of $128,205 (HK$1,000,000) from the Company.

With respect to the Chairman and the Vice Chairman, the Compensation Committee members acknowledged that they have brought to the Company not only their expertise and personal relationships in the pearl industry, but also their vision, foresight and efforts to steer the Company towards more diversified business. The Compensation Committee and MSIL determine executives’ bonuses based on their long-term contributions over time, rather than basing such bonuses on the Company’s or a particular executive’s performance in a given fiscal year. The Compensation Committee members also took into account the need to retain such highly qualified officers by providing competitive compensation packages.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The objectives of the compensation programs of the Company are to attract and retain high performing executives, to provide a substantial link between the Company’s performance and executive pay, and to provide stockholders with a superior rate of return.

Elements of Compensation

Components of the total executive compensation package include:

Base salary.  Each executive officer’s base salary is set on the basis of the Compensation Committee’s assessment of salary levels in effect for comparable positions in the labor market, the officer’s personal performance, and the executive officer’s base salary relative to other employees and members of the management team. The weight given these factors may vary from individual to individual. Base salaries and changes in base salary do not follow a preset schedule or formula but do take into account changes in the market and with individual circumstances. Base salaries are reviewed annually, and adjustments are made in accordance with the factors described above.

Bonus.  In the context of the Company’s overall objectives, the Company believes that the bonus payment represents an effective complement to the base salary and long-term incentive compensation to reward our executives based on our performance and to provide executive officers with incentives to achieve our near and long-term goals, increase stockholder value and work as a team in meeting goals and overcoming challenges. The potential bonus payment is a target percentage of the executive officers’ base salary with a maximum limit of 100% of the base salary. In determining the bonus payment for fiscal year 2008, the Compensation Committee, or its designated internal committee, made reference to the Company’s performance and available market data, including sales, inventory and accounts receivable information.

Long-term incentive compensation.  In the context of the Company’s overall objectives, the Company believes that providing executive officers long-term incentive compensation represents an effective complement to the base salary and bonus to align the long-term interests of executive officers with those of the Company’s stockholders. The Compensation Committee determines the long-term incentive compensation for the Chief Executive Officer. The Compensation Committee, upon the recommendation by the Chief Executive Officer, also makes final decisions regarding long-term incentive compensation for all other executive officers. Such factors as performance and responsibilities of individual executive officers and the management team as a whole, as well as general industry practices, play an integral role in the determination of the long-term incentive compensation awarded to a particular recipient. Non-qualified and incentive stock options have been the primary form of long-term incentive compensation for our executive officers.

Personal benefits and perquisites.  The Company provides executives with certain personal benefits, including golf club memberships and the right to use leasehold property at no cost, to assist the Company in remaining competitive in the marketplace and to encourage executives to remain with the Company.

Setting Executive Compensation

The Compensation Committee makes all compensation decisions with respect to the compensation for the Chief Executive Officer including establishing his base salary, the terms under which his cash incentive bonuses are paid, and determining the extent to which he receives stock-based compensation awards. The Compensation Committee also determines the amount and terms of cash based compensation and stock-based compensation awards for the other executive officers, taking into account recommendations on individual compensation levels and performance evaluation input from the Chief Executive Officer. The authority of the Compensation Committee to make compensation decisions may not be delegated.

The Compensation Committee makes its decisions based primarily on the consideration of the level of responsibility and experience required of the executive, and fees offered in comparable companies.

Executive Stock Ownership

While the Company promotes share ownership by its executive officers, and encourages them to acquire shares through long-term stock incentives, there are currently no specific guidelines for executive ownership in relation to compensation.

Executive Compensation

During fiscal year 2008, in addition to its principal executive officer and principal financial officer, the Company had three executive officers in the management team, whose annual compensation exceeded (or would have exceeded if annualized) HK$780,000 (approximately $100,000).

Summary Compensation Table

The following table sets forth information with respect to compensation of our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer during fiscal years 2008, 2007 and 2006.

SUMMARY COMPENSATION TABLE(1)

									Non-Equity
						Stock	Option		Incentive Plan	All Other
Name and Principal Position	Year	Salary		Bonus		Awards	Awards(5)		Compensation	Compensation(9)		Total
		($)		($)		($)	($)		($)	($)		($)

Mr. Cheng Chung Hing, Ricky	2008	384,615		128,205	(2)	—	9,253	(6)	—	160,307	(10)	682,380
(Chairman of the Board,	2007	384,615		128,205	(2)	—	9,253	(6)	—	121,385	(10)	643,458
President and Chief Executive Officer)	2006	384,615		128,205	(2)	—	—		—	117,923	(10)	630,743
Mr. Cheng Tai Po	2008	461,538		128,205	(2)	—	9,253	(6)	—	1,192	(11)	600,188
(Vice Chairman)	2007	384,615		128,205	(2)	—	9,253	(6)	—	2,846	(11)	524,919
	2006	384,615		128,205	(2)	—	—		—	2,698	(11)	515,157
Ms. Yan Sau Man, Amy	2008	230,769		205,128	(3)	—	92,530	(7)	—	—		528,427
(Director of MSIL)	2007	211,538		205,128	(3)	—	92,530	(7)	—	—		509,196
	2006	192,308		192,308	(3)	—	—		—	—		384,616
Mr. Pak Wai Keung, Martin	2008	192,307		38,461	(4)	—	177,288	(8)	—	—		408,056
(Chief Financial Officer)	2007	95,824		12,821	(4)	—	177,288	(8)	—	—		285,933
Mr. Hung Kwok Wing, Sonny	2008	152,065	(12)	84,615	(12)	—	—	(12)	—	—		236,680
(Director)	2007	141,026		51,282	(12)	—	92,530	(12)	—	—		284,838
	2006	128,205		51,282	(12)	—	—		—	—		179,487

(1)	All compensation values reported in the following Summary Compensation Table are presented in United States dollars. However, the named executive officers received all compensation in Hong Kong dollars. The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2008. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus of $128,205 (HK$1,000,000) from the Company for each of fiscal years 2008, 2007 and 2006.

(3)	Ms. Yan Sau Man, Amy received a bonus of $205,128 (HK$1,600,000), $205,128 (HK$1,600,000) and $192,308 (HK$1,500,000) from MSIL for fiscal years 2008, 2007 and 2006, respectively.

(4)	Mr. Pak Wai Keung, Martin received a bonus of $38,461 (HK$300,000) and $12,821 (HK$100,000) from MSIL for fiscal years 2008 and 2007, respectively.

(5)	During the fiscal year 2007, MSIL granted 73,000,000 share options to purchase shares in MSIL at three different times. The aggregate fair value of all share options granted was $847,051 (HK$6,607,000), computed in accordance with the Black-Scholes option pricing model (the “Model”). For assumptions used in calculating these numbers, see the discussion in the notes to consolidated financial statements of the Company’s Form 10-K for the fiscal years 2006, 2007 and 2008.

(6)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received 1,000,000 share options from MSIL in fiscal year 2007. The fair value of the share options to each of them is $9,253 (HK$72,173).

(7)	Ms. Yan Sau Man, Amy received 10,000,000 share options from MSIL in fiscal year 2007. The fair value of these share options is $92,530 (HK$721,734).

(8)	Mr. Pak Wai Keung, Martin received 5,000,000 share options from MSIL in fiscal year 2007. The fair value of these share options is $177,288 (HK$1,382,846).

(9)	Although the officers receive certain perquisites such as company provided life insurance, travel insurance, medical insurance and mandatory provident fund, and Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po receive personal use of the Company’s golf club membership, the value of such perquisites did not exceed the lesser of $25,000 (HK$195,000) or 10% of the total amount of perquisites and personal benefits for that officer.

(10)	In addition to the amounts referred to in notes (2) and (6) above, Mr. Cheng Chung Hing, Ricky is provided the right to use a leasehold property of the Company at no cost as his personal residence. The estimated fair rental value of such leasehold property was $160,307 (HK$1,250,400), $121,385 (HK$946,800) and $117,923 (HK$919,800) for fiscal years 2008, 2007 and 2006, respectively. The estimated fair rental value is based on the “rateable value” assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(11)	For fiscal years 2008, 2007 and 2006, the Company paid government rates amounting to $1,192 (HK$9,303), $2,846 (HK$22,200) and $2,698 (HK$21,045) respectively, on behalf of Mr. Cheng Tai Po for his own residential property.

(12)	Mr. Hung Kwok Wing, Sonny (Mr. Hung) received a bonus of $42,948 (HK$335,000), $51,282 (HK$400,000) and $51,282 (HK$400,000) from the Company for fiscal years 2008, 2007 and 2006, respectively. Mr. Hung also received a bonus of $41,667 (HK$325,000) from MSIL for fiscal year 2008 only. Mr. Hung has exercised all his share options during fiscal year 2008. Mr. Hung received 10,000,000 share options from MSIL in fiscal year 2007, the fair value of these share options is $92,530 (HK$721,734). Mr. Hung has resigned as the Company’s Director on January 8, 2008. The Company reported the resignation of Mr. Hung on Form 8-K dated January 8, 2008.

Grants of Plan-Based Award Table

The following table sets forth information with respect to the grants of plan-based awards to our Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, during fiscal year 2008.

GRANTS OF PLAN-BASED AWARDS(1)

								All Other	All Other				Grant
								Stock	Option				Date
								Awards:	Awards:		Exercise		Fair
								Number of	Number		or Base		Value of
					Estimated Future Payouts Under Equity Incentive			Shares of	of Securities		Price		Stock
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Plan Awards			Stocks or	Underlying		of Option		and
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		Awards		Option	Awards(7)
		($)	($)	($)	($)	($)	($)	(#)	(#)		($/Sh)

Mr. Cheng Chung Hing, Ricky	May 2, 2006	—	—	—	—	—	—	—	1,000,000	(2)	0.0324	(5)
Mr. Cheng Tai Po	May 2, 2006	—	—	—	—	—	—	—	1,000,000	(2)	0.0324	(5)
Ms. Yan Sau Man, Amy	May 2, 2006	—	—	—	—	—	—	—	10,000,000	(3)	0.0324	(5)
Mr. Pak Wai Keung, Martin	March 13, 2007	—	—	—	—	—	—	—	5,000,000	(4)	0.0641	(6)

(1)	All values reported in the Grants of Plan-Based Awards Table are presented in United States dollars. However, the exercise price and the grant date fair value of the option awards is in HK dollars. The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2008. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	Represents 1,000,000 share options granted by MSIL to purchase shares of MSIL to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po.

(3)	Represents 10,000,000 share options granted by MSIL to purchase shares of MSIL to each of Ms. Yan Sau Man, Amy and Mr. Hung. Mr. Hung has resigned as the Company’s Director on January 8, 2008. The Company reported the resignation of Mr. Hung on Form 8-K dated January 8, 2008.

(4)	Represents 5,000,000 share options granted by MSIL to purchase shares of MSIL to Mr. Pak Wai Keung, Martin.

(5)	The exercise price of each share option is $0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006.

(6)	The exercise price of each share option is $0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including March 13, 2007.

(7)	The fair value of all share options granted by MSIL to the named executive officers in the Grants of Plan-Based Awards Table was computed in accordance with the Model.

Narrative Disclosure to Summary Compensation Table

The compensation paid to our named executive officers in fiscal years 2008, 2007 and 2006 summarized in our Summary Compensation Table above is determined in accordance with the service agreements that we have entered into with each of our named executive officers.

MSIL entered into service agreements with each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy on September 8, 1997. The major terms of these agreements are as follows:

•	the service agreement of each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is for an initial term of 3 years commencing on September 1, 1997, renewed for another term of 3 years commencing on September 1, 2000, and a further term of 3 years commencing on September 1, 2003 and a further term of 3 years commencing on September 1, 2006. Each service agreement may be terminated by either party by giving the other written notice of not less than 3 months;

•	the annual base salary payable to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy shall be $384,615 (HK$3.0 million), $461,538 (HK$3.6 million) and $230,769 (HK$1.80 million), respectively, subject to annual review by the Board of MSIL every year;

•	each of Mr. Cheng Chung Hing Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is also entitled to a discretionary bonus in respect of each fiscal year. The amount of such discretionary bonuses shall be determined by the MSIL Board each year, provided that the aggregate of all discretionary bonuses payable by MSIL to its executive directors in any fiscal year shall not exceed 10% of the net profits (after tax and after extraordinary items) of MSIL for such year as shown in its audited accounts.

In fiscal year 2008, the annual base salary and discretionary bonus for each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy account for approximately 75.2%, 98.3% and 82.5% of total compensation, respectively.

MSIL entered into an open-term employment contract with Mr. Pak Wai Keung, Martin on August 18, 2006. The annual basic salary is $166,667 (HK$1.3 million). He is also entitled to a discretionary bonus in respect of each fiscal year, subject to annual review by the Board of MSIL. The employment contract may be terminated by either party by giving the other written notice of not less than 2 months. In fiscal year 2008, the annual base salary and discretionary bonus for each of Mr. Pak Wai Keung, Martin accounted for all of Mr. Pak’s total compensation.

Narrative Disclosure to Grants of Plan-Based Awards Table

Equity awards to our named executive officers summarized in our Grants of Plan-Based Awards Table above are those issued under MSIL’s share option scheme adopted by its shareholders on August 2, 2002 (the “Share Option Scheme”).

On May 2, 2006, MSIL granted a total of 48,000,000 share options to purchase shares of MSIL, including (a) 1,000,000 share options to Mr. Cheng Chung Hing, Ricky, Chairman of the Board, President and Chief Executive Officer of the Company, (b) 1,000,000 share options to Mr. Cheng Tai Po, Vice Chairman of the Company, (c) 10,000,000 share options to Ms. Yan Sau Man, Amy, Sales Director of MSIL, (d) 10,000,000 share options to Mr. Hung Kwok Wing, Sonny, Assistant to Chairman and Director, and (e) 16,000,000 share options to other employees. The exercise price of each share option is $0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006.

On September 18, 2006, MSIL granted a total of 20,000,000 share options to purchase shares of MSIL to other employees. The exercise price of each share option is $0.0298 (HK$0.233), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including September 18, 2006.

On March 13, 2007, MSIL granted a total of 5,000,000 share options to Mr. Pak Wai Keung, Martin, Chief Financial Officer of the Company. The exercise price of each stock option is $0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including March 13, 2007.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards at fiscal 2008 year-end of our Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

Option Awards								Stock Awards
Equity
Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
										Awards:	Payout
					Equity					Number of	Value of
					Incentive			Number	Market	Unearned	Unearned
					Plan			of	Value of	Shares,	Shares,
	Number of		Number of		Awards:			Shares	Shares	Units or	Units or
	Securities		Securities		Number of			or Units	or Units	Other	Other
	Underlying		Underlying		Securities			of Stock	of Stock	Rights	Rights
	Unexercised		Unexercised		Underlying			that	that	that	that
	Options		Options		Unexercised	Option	Option	have	have	have	have
	(#)		(#)		Unearned	Exercise	Expiration	not	not	not	not
Name	Exercisable(2)		Unexercisable		Options	Price	Date	Vested	Vested	Vested	Vested
					(#)	($)		(#)	($)	(#)	(#)

Mr. Cheng Chung Hing, Ricky	1,000,000	(3)	—		—	0.0324	May 1, 2012
Mr. Cheng Tai Po	1,000,000	(3)	—		—	0.0324	May 1, 2012
Ms. Yan Sau Man, Amy	10,000,000	(4)	—		—	0.0324	May 1, 2012
Mr. Pak Wai Keung, Martin	—		5,000,000	(5)	—	0.0324	March 12, 2012

(1)	All values reported in the following Outstanding Equity Awards At Fiscal Year-End Table are presented in United States dollars. However, the option exercise price of the option awards is in HK dollars. The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2008. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	The shares options granted by MSIL to each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy are exercisable immediately on the grant date.

(3)	Represents 1,000,000 share options granted by MSIL to purchase shares of MSIL to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po.

(4)	Represents 10,000,000 share options granted by MSIL to purchase shares of MSIL to Ms. Yan Sau Man, Amy.

(5)	Represents 5,000,000 share options granted by MSIL to purchase shares of MSIL to Mr. Pak Wai Keung, Martin. Such share options shall only be vested on December 31, 2007.

(6)	The exercise price of each share option is $0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006.

(7)	The exercise price of each share option is $0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including March 13, 2007.

Option Exercises and Stock Vested Table

The following table indicates the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of March 31, 2008, and the value of exercisable and unexercisable “in-the-money” options, which represents the positive spread between the exercise price of existing stock options and the price of the Common Stock at March 31, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
	(#)	($)	(#)	($)

Mr. Cheng Chung Hing, Ricky	—	—	—	—
Mr. Cheng Tai Po	—	—	—	—
Ms. Yan Sau Man, Amy	—	—	—	—
Mr. Pak Wai Keung, Martin	—	—	—	—

Pension Benefits Table and Nonqualified Deferred Compensation Table

We do not offer pension benefits and nonqualified deferred compensations and have, therefore, omitted the Pension Benefits table and Nonqualified Deferred Compensation table.

Director Compensation

Narrative to Director Compensation Table

No employee of the Company receives any compensation for his or her service as a Director. The Company paid $21,794 (HK$170,000) to Mr. Lai Chau Ming, Matthew and Mr. Wong Gee Hang, Henry and $19,230 (HK$150,000) to Mr. Tsui King Chung, Francis for their services as a non-employee director of the Company in fiscal year 2008.

The following table sets forth information with respect to compensation of our directors during fiscal year 2008.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008(1)

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)		($)	($)

Mr. Lai Chau Ming, Matthew	21,794	—	—	—	—	—	21,794
Mr. Wong Gee Hang, Henry	21,794						21,794
Mr. Tsui King Chung, Francis	19,230						19,230

(1)	All compensation values reported in the following Director Compensation Table are presented in United States dollars. However, the directors received all compensation in Hong Kong dollars. The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2008. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the Compensation Committee were officers or employees of the Company or former officers or employees of the Company and are not executives of the Company or any of its subsidiaries, save as disclosed in “Certain Relationships and Related Transactions”.

Save as disclosed in “Certain Relationships and Related Transactions” and in the above, no executive officer of the Company, (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), (ii) served as a director of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity outside the Group, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

The Board of Directors of the Company is responsible for reviewing relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company reviews questionnaires provided by the directors and executive officers at the end of each fiscal year confirming the nature of their related transactions with the Company, if any, during the year. The Company’s Board of Directors is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in the Company’s proxy statement. In addition, the Board of Directors reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Board of Directors considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

Any member of the Board of Directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

No discloseable related person transactions have occurred since the beginning of fiscal year 2008 or are currently proposed.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008

The Board of Directors has appointed Grant Thornton (“Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2008. Thornton serves as the Company’s independent registered public accounting firm and will have one or more representatives at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Moores Rowland Mazars (“Moores”) served as the Company’s independent registered public accounting firm for fiscal year 2006. On May 31, 2007, Moores resigned as the Company’s independent registered public accounting firm. The Company engaged Thornton to serve as the Company’s independent registered public accounting firm for fiscal year 2007, effective June 1, 2007. The resignation of Moores and the engagement of Thornton were both approved by the Company’s Audit Committee. The Company reported the resignation of Moores and the engagement of Thornton in a Current Report on Form 8-K dated June 4, 2007 (the “Form 8-K”).

None of Moores’s reports on the Company’s consolidated financial statements for the fiscal years ended March 31, 2006, contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, none of Thornton’s reports on the Company’s consolidated financial statements for the fiscal year ended March 31, 2007 and March 31, 2008 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended March 31, 2006 and through the date of the resignation of Moores, there were no disagreements between the Company and Moores on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Moores’s satisfaction would have caused Moores to make reference to the subject matter of the disagreements in connection with its reports; and no reportable events as defined in Item 304(a)(1)(v)(A) through (D) of Regulation S-K have occurred.

During the fiscal year ended March 31, 2008 and through the date of the Company’s engagement of Thornton on June 1, 2007, the Company has not consulted with Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

The Company provided Moores with a copy of the foregoing disclosures and received from Moores a letter stating its agreement with such disclosures. A copy of the letter from Moores was an exhibit to the Form 8-K we filed with the SEC on June 4, 2007.

Scope of Services

During fiscal year 2008, the Company did not engage Thornton for any of the following services: (a) bookkeeping or other services related to the accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution in kind reports; (d) actuarial services (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser, or investment banking services; and (h) legal services and expert services unrelated to the audit.

Pursuant to the Audit Committee Charter, the Audit Committee pre-approves all audit and permitted non-audit services (including fees) that are to be performed for the Company by the Company’s independent registered public accounting firm. The Audit Committee approved the nature and extent of all services provided by Thornton in fiscal year 2008.

Audit Fees

Audit services of Thornton during fiscal year 2008 included the examination of the consolidated financial statements of the Company, assessment of compliance with the disclosure requirements of notifiable transactions of MSIL under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, and services related to filings with the United States Securities and Exchange Commission and other regulatory bodies. The aggregate fees for professional services rendered by Thornton for the audit of the Company’s annual financial statements for fiscal years 2007 and 2008 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2008 are estimated to be $185,897 (HK$1,450,000). Moores billed the Company $131,218 (HK$1,023,500) for the same services for fiscal year 2007.

Tax and Other Service Fees

The Company and several indirect subsidiaries have engaged Thornton to perform other non-audit professional services for which Thornton billed the Company $33,755 (HK$263,289) for fiscal year 2008. Neither the Company nor any of its indirect subsidiaries have engaged Thornton as their principal accountant for tax compliance. Moores billed the Company $12,821 (HK$100,000) for such services for fiscal years 2006 and 2007.

Audit-Related and All Other Fees

The Company did not pay any audit-related or other fees to Moores or Thornton for fiscal years 2007 and 2008.

Stockholders Proposals for 2009 Annual Meeting

Any stockholder proposal intended for inclusion in proxy materials for the 2009 annual meeting of the stockholders must be received in proper form by the Company at its principal office no later than March 10, 2009. If notice of a stockholder proposal submitted with respect to the 2009 annual meeting of the stockholders is received by the Company after May 25, 2009, the proxies will use their discretionary authority to vote on such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

Other Matters

The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote thereon in accordance with their best judgment.

Householding

The Company delivers a copy of its proxy materials to each stockholder, including those who share an address. Shareholders who share the same last name and address and want to receive only one copy of the proxy materials may request to receive a single copy by notifying the Company in writing no later than 30 days prior to the mailing of the proxy materials in July of each year at the following address: Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Annual Reports

A copy of the Company’s 2008 Annual Report to stockholders, which is the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2008, accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors

/s/ Phyllis Chan
Phyllis Chan
Secretary

Hong Kong
July 9, 2008